UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2013

Commission File Number of issuing entity: 333-172863-01

CFCRE Commercial Mortgage Trust 2011-C2

(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor: 333-172863

CCRE Commercial Mortgage Securities, L.P.

(Exact name of depositor as specified in its charter)

Cantor Commercial Real Estate Lending, L.P.

(Exact name of sponsor as specified in its charter)

New York	45-6653210 45-6653220 45-6663249
(State or other jurisdiction of incorporation or organization of the issuing entity)	(I.R.S. Employer Identification No.)

c/o Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York	10013
(Address of principal executive offices of the issuing entity)	(Zip Code)

(212) 816-5693

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 – Entry into a Material Definitive Agreement.

On February 28, 2013, Citibank, N.A., as predecessor trustee, U.S. Bank National Association (“U.S. Bank”), as successor trustee, and Bank of America, National Association, as master servicer, entered into an Instrument of Appointment and Acceptance of Successor Trustee, pursuant to which U.S. Bank was appointed successor trustee of the issuing entity.

Item 6.02 – Change of Servicer or Trustee.

On February 28, 2013, Citibank, N.A. (“Citibank”) resigned as trustee of the issuing entity pursuant to the terms of the Pooling and Servicing Agreement, dated as of December 11, 2011, by which the issuing entity was formed. The resignation of Citibank was made necessary as a result of the downgrade by Moody’s Investors Service (“Moody’s”) of Citibank’s long-term deposit rating from A1 to A3 and its short-term deposit rating from Prime-1 to Prime-2. As a result of this downgrade, Citibank, in its separate capacities as trustee and certificate administrator under the Pooling and Servicing Agreement, no longer satisfied the minimum ratings requirements set forth in Section 8.06 of the Pooling and Servicing Agreement, the terms of which require each of the certificate administrator and the trustee to maintain a rating on its unsecured long-term debt of at least “Aa3” by Moody’s or “A1” by Moody’s if the trustee or the certificate administrator has a short-term debt rating of at least “P-1” from Moody’s (or such other rating with respect to which the rating agencies have provided a No Downgrade Confirmation).

In response to this downgrade, Citibank obtained No Downgrade Confirmation from Moody’s and from Fitch, Inc. with respect to the continuation of Citibank as certificate administrator for the issuing entity, and Citibank will accordingly continue in this capacity.

Simultaneously with the resignation of Citibank as trustee on February 28, 2013, U.S. Bank National Association (“U.S. Bank”), a national banking association, was appointed to act as successor trustee (the “Trustee”) under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $364 billion as of December 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2012, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
Exhibit 99.1	Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 28, 2013, by and among Citibank, N.A., as predecessor trustee, U.S. Bank National Association, as successor trustee, and Bank of America, National Association, as master servicer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCRE Commercial Mortgage Securities, L.P.

(Depositor)

/s/ Anthony Orso

Anthony Orso, Chief Executive Officer

Date: February 28, 2013

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Instrument of Appointment and Acceptance of Successor Trustee, dated as of February 28, 2013, by and among Citibank, N.A., as predecessor trustee, U.S. Bank National Association, as successor trustee, and Bank of America, National Association, as master servicer